Emmis Communications Corporation
List of Subsidiaries

                            Legal Name                              Organization
                            ----------                              ------------
Emmis Communications Corporation                                        IN
Emmis Operating Company                                                 IN
Emmis Radio Corporation                                                 IN
Emmis Television Broadcasting, L.P.                                     IN
Emmis Publishing, L.P.                                                  IN
Emmis Indiana Broadcasting, L.P.                                        IN
SJL of Kansas Corp.                                                     KS
Topeka Television Corporation                                           MO
Emmis International Broadcasting Corporation                            CA
Slager Radio Rt. (59.5%)                                              Hungary
Emmis Hungarian Holding Co (Magyar Kommunikacios Befektetesi Kft.)    Hungary
Emmis Latin America Broadcasting Corporation                            CA
Emmis South America Broadcasting Corporation                            CA
Emmis Argentina Broadcasting, S.A.                                   Argentina
Emmis Buenos Aires Broadcasting, S.A.                                Argentina
Votionis, S.A. (75%)                                                 Argentina
Emmis Meadowlands Corporation                                           IN
Emmis Publishing Corporation                                            IN
Emmis License Corporation                                               CA
Emmis Television License Corporation                                    CA
Emmis Radio License Corporation                                         CA
Emmis License Corporation of New York                                   CA
Emmis Radio License Corporation of New York                             CA
Emmis Television License Corporation of Wichita                         CA
Emmis Television License Corporation of Topeka                          CA
Emmis Enterprises, Inc.                                                 IN
Mediatex Communications Corporation                                     IN
Los Angeles Magazine Holding Company, Inc.                              IN